Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Nos. 33-48665 and 333-11731 on Form S-8, of our report dated June 29, 2017, relating to the financial statements and financial statement schedule of The Manitowoc Company, Inc. 401(k) Retirement Plan included in this Annual Report on Form 11-K of The Manitowoc Company, Inc. 401(k) Retirement Plan which appears in this form 11-K.

/s/ Wipfli LLP

Wipfli LLP

June 29, 2017
La Crosse, Wisconsin